                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

         This First Amendment to Revolving Credit Agreement is made to be effective as of May 7, 1996 ("this Amendment"), by and among M/I FINANCIAL CORP., an Ohio corporation ("Financial"), M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("M/I Homes")(Financial and M/I Homes are hereinafter referred to collectively as the "Borrowers"), and BANK ONE, COLUMBUS, N.A., a national banking association (the "Bank"). For valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Banks, intending to be legally bound, hereby recite and agree as follows:

                                    RECITALS

         A. Borrowers and the Bank are parties to a Revolving Credit Agreement made to be effective as of August 8, 1995 (the "Credit Agreement").

         B. Borrowers and Bank wish to amend the Credit Agreement as hereinafter stated.

                                    AGREEMENT

    1. Subsection 2.2 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

    2.2 Note. The Loans made by the Bank pursuant hereto shall be evidenced by a promissory note of the Borrowers, dated as of the date hereof, substantially in the form of Exhibit A attached hereto and made a part hereof, as replaced by the promissory note of Borrowers to Bank dated as of May 7, 1996 in substantially the form of Exhibit A-1 attached hereto (the "Replacement Note") as the same may be further replaced or amended from time to time (collectively, the "Note"), payable to the order of the Bank and evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Loans made by the Bank, with interest thereon at a rate per annum equal to (a) through and including May 7, 1996, the Prime Rate in effect from time to time and (b) from and after May 7, 1996, the Prime Rate in effect from time to time minus one-quarter of one percent (1/4%), in each case subject to the default interest rate provisions of subsection 2.6(c) hereof. Interest shall be payable in arrears and shall be due on the last day of each month, beginning with August 31, 1995, and continuing on the last day of each month thereafter, and on the last day of the Commitment Period. If not sooner paid, the entire principal amount of the Loans outstanding and any remaining unpaid interest on the Loans shall be due and payable on the last day of the Commitment Period. The Bank is hereby authorized to record electronically or otherwise the date and amount of each Loan disbursement made by the Bank and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute conclusive evidence, absent manifest error, of the accuracy of the information so recorded; provided, however, the failure of the Bank to make any such recordation(s) shall not affect the obligation of Borrowers to repay outstanding principal, interest, or any other amount due hereunder or under the Note in accordance with the terms hereof and thereof. The Note shall (x) be dated as of the date hereof (provided that the Replacement Note shall be dated May 7, 1996),
(y) be stated to mature on the last day of the Commitment Period, and (z) bear interest from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at a rate per annum equal to (i) through and including May 7, 1996, the Prime Rate in effect from time to time and (ii) from and after May 7, 1996, the Prime Rate in effect from time to time minus one-quarter of one percent (1/4%), in each case subject to the default interest rate provisions of subsection 2.6(c) hereof.

     2. Each of the Borrowers hereby represents and warrants to Bank that it has the corporate power and authority to make, deliver and perform this Amendment and to borrow under the Credit Agreement as amended by this Amendment and has taken all corporate action necessary to be taken by it to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment and to authorize the execution, delivery and performance of the Credit Agreement as amended by this Amendment.

     3. The Credit Agreement, including without limitation each Borrower's representations, warranties and covenants, as amended by this Amendment shall remain in full force and effect in accordance with its terms as amended hereby, and upon the effective date of this Amendment, the terms "Agreement" and "this Agreement" shall mean the Credit Agreement as amended by this Amendment.

     4. The obligations of the Bank pursuant to this Amendment are subject to the satisfaction of the following conditions precedent prior to the effective date of this Amendment:

              (a) Replacement Note. Each of the Borrowers shall have executed and delivered to Bank the Replacement Note which Replacement Note shall replace the revolving loan promissory note dated August 8, 1995 from Borrowers to Bank.


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
                                  (b) Corporate Proceedings of Borrowers. Bank shall have received a copy of the resolution (in form and substance satisfactory to Bank) of (i) the Board of Directors or the Executive Committee of the Board of Directors of M/I Homes and (ii) the Sole Shareholder of Financial, in each case authorizing the execution, delivery and performance of this Amendment and the Replacement Note, certified by the Secretary or the Assistant Secretary of each Borrower as of the date hereof. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of effective date of this Amendment.

               (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the effective date of this Amendment.

               (d) No Material Adverse Change. There shall have been no material adverse change in the consolidated financial condition or business or operations of either Borrower from the date of Borrowers' December 31, 1995 consolidated audited financial statements to the effective date of this Amendment.

     5. Upon the execution and delivery to Bank by each Borrower of the Replacement Note, Bank shall cancel the Note dated August 8, 1995.

     6. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon receipt by Bank of executed counterparts of this Amendment by each of the parties hereto.

     7. This Amendment shall be governed by, and construed in accordance with, the local laws of the State of Ohio.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BANK ONE, COLUMBUS, N.A.                    M/I FINANCIAL CORP.


By                                          By
  ---------------------------------            ---------------------------------
  Thomas D. Igoe                            Print Name:
  Title:  Senior Vice President                        -------------------------
                                            Title:
                                                   -----------------------------



                                            M/I SCHOTTENSTEIN HOMES, INC.


                                            By
                                              ----------------------------------
                                              Irving E. Schottenstein
                                              Title:  Chief Executive
                                                Officer and President

Attachment (Exhibit A-1)

                                   EXHIBIT A-1

                   REPLACEMENT REVOLVING LOAN PROMISSORY NOTE

$25,000,000.00                                                    Columbus, Ohio
                                                                     May 7, 1996


         FOR VALUE RECEIVED, the undersigned ("Borrowers"), jointly and severally, promise to pay to the order of BANK ONE, COLUMBUS, N.A. ("Bank"), at its principal office at 100 East Broad Street, Columbus, Ohio 43271, or at such other place as the holder hereof may, from time to time, in writing designate, the principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), or so much thereof as may be disbursed to, or for the benefit of, the Borrowers in accordance with the terms of a Revolving Credit Agreement dated as of August 8, 1995 between Borrowers and Bank, as the same has been amended by a First Amendment to Revolving Credit Agreement dated as of the date hereof and as the same may hereinafter be further amended, modified or supplemented from time to time (the "Loan Agreement") and remains unpaid, together with interest thereon at a rate per annum equal to (a) the Prime Rate in effect from time to time minus (b) one-quarter of one percent (1/4%). Interest shall be payable in arrears and shall be due on the last day of each month, beginning with May 31, 1996, and continuing on the last day of each month thereafter and on the last day of the Commitment Period. This Note is a replacement for the $25,000,000.00 Note dated August 8, 1995 from Borrowers to Bank (the "August 8, 1995 Note"), and, in addition to the interest that is due and payable from and after the effective date of this Note, accrued but unpaid interest on the August 8, 1995 Note shall also be due and payable on May 31, 1996.

         Interest on this Note shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective, without notice to the Borrowers. Each determination of an interest rate by the Bank pursuant to the Loan Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error.

         If all or a portion of the principal amount of any of the obligations evidenced hereby shall not be paid when due (whether at stated maturity, by acceleration or otherwise), any such overdue principal amount and, to the extent permitted by applicable law, any overdue installment of any interest on any obligation evidenced hereby, shall, without limiting any other rights of the Bank, bear interest at a rate per annum which is the sum of (i) one percent (1.0%) and (ii) the rate which would otherwise be applicable hereto, from the date of such non-payment until paid in full (before, as well as after, judgment).

         From and after the date hereof, this replacement revolving loan promissory note is the Note identified in the Loan Agreement, and said Loan Agreement is hereby incorporated into this Note and made a part hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

         The Bank's records of the principal, accrued interest and other charges due hereunder, as well as applicable interest rates and periods are, absent manifest error, conclusive as to and binding upon all Persons.

         The entire unpaid principal balance evidenced by this Note plus any accrued but unpaid interest thereon and any other indebtedness owing by Borrowers to Bank under the Loan Agreement shall be paid in full on or before the last day of the Commitment Period, which, if it does not occur sooner pursuant to the terms of the Loan Agreement, shall be July 19, 1996.

         The indebtedness evidenced hereby may be prepaid in whole or in part without penalty. All payments and prepayments received by Bank (a) shall, with respect to scheduled payments, be applied, first, to accrued interest, and second, to principal; (b) shall, with respect to prepayments be applied to principal; (c) shall be in lawful money of the United States; and (d) shall be credited as of the time received by Bank in cash or equivalent or when finally collected. Pursuant to the terms of the Loan Agreement, repayments of principal shall be eligible for reborrowing by Borrower. Bank shall not be obligated to extend any credit after (1) the occurrence of an Event of a Default, which, under the terms of the Loan Agreement, results in either an automatic termination of the Commitment or an election to terminate the Commitment, or (2) the expiration of the term of this Note. Any part of the indebtedness evidenced by this Note outstanding on the last day of the Commitment Period shall be repaid on that date.

         Upon the occurrence of an Event of Default, the whole or any part of the unpaid indebtedness evidenced hereby shall, at once or at any time thereafter, at the option of the holder or holders hereof, become due and payable without notice or demand therefor, the same being expressly waived. A failure of the holder hereof to insist upon strict compliance with the terms hereof or to assert any right hereunder shall not be a waiver of any default and shall not be deemed to constitute a modification of the terms hereof or to establish any claim or defense.

         Any and all moneys now or at any time hereafter owing to either or both of the Borrowers from the holder hereof may be paid and applied on this and all other indebtedness from the undersigned to the legal holder hereof at any time such indebtedness becomes due or is declared due and payable.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

         All persons now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby or any part thereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for payment or payments of any part of the indebtedness evidenced hereby may be extended without releasing or otherwise affecting their liability hereon.

         Borrowers agree, jointly and severally, that the local laws of the State of Ohio shall govern their respective rights and duties hereunder and the construction and effect hereof. However, if any provision hereof is or becomes invalid or unenforceable under any law of mandatory application, it is the intent of Borrowers, the Bank and all parties primarily or secondarily liable hereunder, that such provision will be deemed severed and omitted herefrom, the remaining portions hereof to remain in full force and effect as written.

         To the extent that the terms and provisions of this Note are inconsistent with the terms and provisions of the Loan Agreement, the terms and provisions of this Note shall control.

         As a specifically bargained inducement for the Bank to extend credit giving rise to the indebtedness evidenced hereby, the Borrowers and Bank agree that: ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE, ITS MAKING, VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF THE BANK OR LEGAL HOLDER HEREOF, SHALL BE PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT COLUMBUS, OHIO. EACH OF THE BORROWERS CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT COLUMBUS, OHIO, AND HAVING JURISDICTION OVER THE SUBJECT MATTER.

         Each of the Borrowers authorizes any attorney at law to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against it in favor of the holder of this Note, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against only one of the undersigned shall be a bar to a subsequent judgment or judgments against either of the undersigned against whom judgment has not been obtained hereon. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against one or both of the undersigned. Each of the Borrowers hereby expressly consents to the confessing attorney's receipt of a legal fee from the holder of this Note for confessing such judgment(s) against one or both of the undersigned.

         IN WITNESS WHEREOF, each of the Borrowers has executed this Note as of the day and year first above written at Columbus, Franklin County, Ohio.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


M/I FINANCIAL CORP.                         M/I SCHOTTENSTEIN HOMES, INC.


By:                                         By:
   -------------------------------             ---------------------------------

Its: President                              Its: Chief Executive Officer
                                                 and President